UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 8, 2014

AllDigital Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-141676	20-5354797
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

220 Technology Drive, Suite 100, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 250-7340

Registrant’s Telephone Number, Including Area Code:

(Former name, former address, and formal fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreements – Brad Eisenstein and Michael Linos

On September 8, 2014, Brad Eisenstein, was appointed as Chief Financial Officer and Chief Operating Officer of AllDigital Holdings, Inc. (the “Company”).

In connection with his appointment as Chief Financial Officer and Chief Operating Officer, Mr. Eisenstein entered into an Employment Agreement with the Company (the “Eisenstein Employment Agreement”) on September 8, 2014.

On September 8, 2014, the Company entered into an Amended and Restated Employment Agreement with Michael Linos (the “Linos Employment Agreement” and, together with the Eisenstein Employment Agreement, the “Employment Agreements”). Mr. Linos was appointed as the Company’s President on August 8, 2014 and as the Company’s Interim Chief Executive Officer on August 28, 2014.

Under the terms of the Employment Agreements, each executive will receive a base salary of $144,000 per annum and an opportunity to earn bonuses equal to 50% of his base salary upon achievement of certain performance measures on a quarterly basis, payable in quarterly payments. The executives will also be entitled to participate in the Company’s benefit plans on terms consistent with those generally applicable to the Company’s other executives and will be required to sign the Company’s standard confidentiality, proprietary information and invention assignment agreement.

Each executive’s employment relationship is “at-will.” The Employment Agreements both include a provision relating to the protection of confidential information, a covenant by the executive officer to work and reside in Orange County, California, a non-competition covenant during the term of his employment and a 12-month non-solicitation covenant. Under the terms of each of the Employment Agreements, if the executive’s employment is terminated by him for good reason, which includes, (i) a material reduction of his compensation, responsibilities or duties, (ii) a change in the principal place of employment materially increasing his commute time, or (iii) any other event that is a functional equivalent of an involuntary termination and which falls within the safe-harbor provisions related to termination for good reason set forth in the regulations implementing Section 409A of the Internal Revenue Code, he is entitled to a severance benefit equal to his base salary and health benefits for one year. If the executive is terminated by the Company without cause, he is entitled to a severance benefit equal to one year of his base salary and health benefits for one year. The executive will not be entitled to any severance if his employment is terminated at any time by the Company with cause or by the executive without good reason.

Under the terms of the Linos Employment Agreement, Mr. Linos will be issued 1,000,000 shares of the Company’s common stock on each of January 27, 2015 and January 27, 2016 under the Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan), provided that Mr. Linos is employed by the Company on the applicable issuance date. Any shares of common stock to which Mr. Linos is entitled to under the terms of the Linos Agreement that have not been issued shall be issued immediately prior to a change of control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On September 8, 2014, Barbara Crofts resigned from her position as Chief Financial Officer of the Company.

Appointment of Chief Financial Officer and Chief Operating Officer

On September 8, 2014, Brad Eisenstein was appointed as Chief Financial Officer and Chief Operating Officer of the Company. Mr. Eisenstein is 44 years old. From January 7, 2014 through August 8, 2014, Mr. Eisenstein served as the Company’s Chief Operating Officer. From August 9, 2014 through September 8, 2014, Mr. Eisenstein performed services for the Company as a consultant. Prior to his appointment as Chief Operating Officer of the Company on January 7, 2014, beginning November 5, 2013, Mr. Eisenstein provided operations and administrative services to the Company as a consultant. Mr. Eisenstein previously served as Chief Financial Officer of EZE Trucking Holdings, Inc., a private equity backed multi-state specialty hauling and logistics operator with 11 terminals and over 200 employees, from January 2013 to August 2013. From September 2008 to December 2012, he was Chief Financial Officer of TwinMed LLC, a private equity backed nationwide distributor of medical supplies with more than 9 distribution centers and over 300 employees. From May 2006 to September 2008, he was Chief Financial Officer of Hirsch Pipe & Supply Company, Inc., a distributor of plumbing materials to trade professionals with more than 12 locations and over 150 employees. From October 2004 to May 2006, he was Corporate Controller of HD Supply White Cap, a nationwide distributor of building materials to professional contractors with more than 140 locations and over 3,000 employees. Prior to joining HD Supply White Cap, he held several senior management positions, including Director of Sales and Finance Operations of XO Communications from January 2000 to October 2004, Director of Sales Operations of Concentric Network Corporation from August 1998 to January 2000, and Site Controller of AnaServe, Inc. from May 1997 to August 1998. Mr. Eisenstein started his career as an auditor with Arthur Andersen LLP, where he received his CPA and worked from June 1994 to May 1997. He earned his B.S. degree in Accounting from University of Southern California and his M.B.A degree from the Paul Merage School of Business at University of California, Irvine.

In connection with his appointment as the Company’s Chief Financial Officer and Chief Operating Officer, Mr. Eisenstein entered into the Eisenstein Employment Agreement with the Company. The description of the Eisenstein Employment Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Related Party Transactions – Brad Eisenstein

In consideration of operations and administrative services Mr. Eisenstein provided to the Company as a consultant prior to November 5, 2013, Mr. Eisenstein received an aggregate cash compensation of $33,000 and options to purchase 35,000 shares of the Company’s common stock at an exercise price of $0.12 per share. In consideration of services Mr. Eisenstein provided to the Company as its Chief Operating Officer prior to August 8, 2014, Mr. Eisenstein received an aggregate cash compensation of $110,830 and was granted under the 2011 Plan (i) options to purchase 750,000 shares of the Company’s common stock at an exercise price of $0.12 per share on January 7, 2014, (ii) options to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.20 per share on February 14, 2014 and (iii) options to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.10 per share on May 29, 2014. All of the options granted to Mr. Eisenstein after January 7, 2014 and prior to August 8, 2014 were terminated on August 8, 2014 (the “Termination”). On August 19, 2014, in consideration of Termination, the Company granted Mr. Eisenstein options to purchase 187,500 shares of the Company’s common stock at an exercise price of $0.10 per share, which options immediately vested upon grant.

Option Grants

On September 8, 2014, the Company granted, under the 2011 Plan, to each of Michael Linos, the Company’s President and Interim Chief Executive Officer, Steve Smith, the Company’s Vice President of Network Services, Timothy Napoleon, the Company’s Chief Strategist, and Brad Eisenstein options to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.09 per share. Subject to the terms of a Stock Option Agreement, each option is exercisable over a term of 10 years with twenty-five percent (25%) of shares underlying each option vesting on September 8, 2015 and 1/36 of the remaining shares underlying each option vesting each month thereafter until fully vested. Immediately prior to a change of control of the Company, any unvested portion of the options will immediately vest in full.

Item 8.01 Other Events

As previously disclosed, on May 16, 2014, the Company filed a suit in the Superior Court of the State of California in Orange County (the “Prior Suit”) naming 3 of its prior employees, John Walpuck, David Hemingway and Konstantin Wilms, as defendants (Case Number: 30-2014-00723384-CU-IP-CJC).

On September 5, 2014, the Company voluntarily filed a request for dismissal of the Prior Suit without prejudice with the Superior Court of the State of California in Orange County.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2014	ALLDIGITAL HOLDINGS, INC.
a Nevada corporation

	By:	/s/ Michael Linos
	Name:	Michael Linos
	Title:	President and Interim Chief Executive Officer